EXHIBIT 10.63

SUBSCRIPTION AGREEMENT

(NON US)

THIS AGREEMENT MADE EFFECTIVE AS OF THE 22nd, day of October, 2004 (the “Effective Date”).

BETWEEN:

Moving Bytes Inc., a Corporation duly incorporated under the Canada Business Corporations Act (the “Corporation”);

AND:

THE PARTY NAMED AS PURCHASER BELOW

(the “Purchaser”)

WHEREAS:

The Purchaser wishes to subscribe for a note convertible (the “Note”) into common stock (the “Conversion Shares”) of the Corporation (the “Subscription”) subject to the terms and conditions of this Agreement (the “Subscription Agreement”) and a separate convertible note agreement (the “Note Agreement”);

A.

The parties have agreed that the Subscription price of the Conversion Shares purchased shall be determined by the Note Agreement which is incorporated herein by reference and is attached as Exhibit A hereto, and that the Conversion Shares shall be issued under Regulation S, promulgated under the Securities Act of 1933, as amended;

B.

It is the intention of the parties to this Subscription Agreement that this Subscription will be made pursuant to appropriate exemptions from the registration requirements under all rules, policies, notices, orders and legislation of any kind of all jurisdictions applicable to this Subscription;

NOW, THEREFORE, THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the receipt of which is hereby acknowledged, the parties covenant and agree with each other as follows:

1.

The Purchaser hereby irrevocably subscribes for and agrees to loan the Corporation, US$37,500 (the "Subscription Price"). Funding for the loan shall be made by bank wire transfer to the Corporation’s bank account as follows:

Wells Fargo Bank

ABA# 121000248

To the Credit of MOVING BYTES INC.

Account # 1659298119

2.

The Subscription price per Conversion Share upon conversion shall be determined by the Note Agreement.

3.

The Purchaser acknowledges that this Subscription is subject to acceptance by the Corporation and approval by the Corporation’s Board of Directors. The Corporation may also accept this Subscription in part.

4.

By executing this subscription, the Purchaser represents, warrants and covenants to the Corporation (and acknowledges that the Corporation is relying thereon) that:

(a)

it has been independently advised as to the applicable hold period and restrictions with respect to trading imposed in respect of the Conversion Shares by securities legislation in the jurisdiction in which it resides, and confirms that no representation has been made respecting the applicable hold periods for the Conversion Shares and is aware of the risks and other characteristics of the Note and the Conversion Shares and of the fact that the Purchaser may not be able to transfer or resell the Note or the Conversion Shares except in accordance with applicable securities legislation and regulatory policy;

(b)

it has concurrently executed and delivered a Certificate of Qualified Investor in the form attached as Schedule “A” to this subscription and all representations, warranties and covenants are hereby incorporated to this Agreement by reference;

(c)

if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Note and the Conversion Shares as may be required;

(d)

this Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Purchaser upon acceptance of the Corporation;

(e)

the Note and the Conversion Shares are not being subscribed for by the Purchaser as a result of any material information about the Corporation’s affairs that has not been publicly disclosed;

(f)

it has been informed that:

a.

no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of the Note or the Conversion Shares; and

b.

there is no government or other insurance covering the Note or the Conversion Shares; and

c.

there are substantial risks associated with the purchase of the Note and the Conversion Shares;

 (g)

the Purchaser agrees that the above representations, warranties and covenants will be true and correct both as of the execution of this Subscription, the Note and until all Conversion Shares have been issued and will survive the completion of the issuance of the Conversion Shares.

5.

The foregoing representations, warranties and covenants are made by the Purchaser with the intent that they be relied upon in determining its suitability as a purchaser of the Note or Conversion Shares and the Purchaser hereby agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur caused or arising from reliance thereon.  The Purchaser undertakes to notify the Corporation immediately at the address of 4340 Redwood Hwy., Ste. F222 San Rafael, California 94903 of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing.

6.

The issuance of the Note and the sale of Conversion Shares will be completed at the Corporation’s offices at 4340 Redwood Hwy., Ste. F222 San Rafael, California 94903, subject to the terms and conditions of the Financing Agreement.

7.

Subject to the terms and conditions of this Subscription Agreement the Purchaser agrees to deliver to the Corporation (a) this duly completed and executed subscription forms, and (b) such other documents as may be requested as contemplated by paragraph 4(c) hereof and in the Financing Agreement. In addition, the Purchaser will arrange for the payment of the Subscription Price in accordance with Section 1 hereof.

8.

The Purchaser hereby irrevocably authorizes Stig Torvund to act as its representative at the closing of the purchase of the Note and the Conversion Shares subscribed for hereby and to execute on its behalf all closing receipts and documents as required or deemed necessary, to receive on its behalf certificates representing the Conversion Shares subscribed for under this Subscription, to approve any certificates or other documents addressed to the Purchaser, and to waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Purchaser which are contained in the Agreement.

9.

The contract arising out of the acceptance of this subscription by the Corporation shall be construed, enforced, and administered in accordance with the laws of British Columbia, Canada, under the jurisdiction of the British Columbia, Canada, without giving effect to any provision thereof that would compel the application of the substantive laws of any other jurisdiction and without regard to the conflicts of law provisions. This Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof. Time shall be of the essence hereof.

10.

The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

11.

The Corporation shall be entitled to rely on delivery of a facsimile copy of this Subscription, and acceptance by the Corporation of a facsimile copy of this Subscription shall create a legal, valid and binding agreement between the Purchaser and the Corporation in accordance with the terms hereof.

DATED at San Rafael, California this 22nd day of October, 2004.

(Name of Subscriber – please print) Innerloop Mobile Communications, A.S.	(Subscriber's Address) Martin Linges Vei #17 (iti.t.fornebu inkubatur) 1367 Snaroya, Norway
(Telephone Number)	(Facsimile Number) 011.47.67827051
(Authorized Signature) PAUL EKTVEDT – SIGN HERE	(Authorized Signature) MORTEN KOPKE – SIGN HERE
(Official Capacity or Title - please print) Director	(Official Capacity or Title - please print) Director

Registration Instructions: (SAME AS ABOVE)	Delivery Instructions: (SAME AS ABOVE)
Name	Account Reference, if Applicable
Account reference, if applicable	Contact Name
Address 1	Address 2
Telephone Number	Facsimile Number

ACCEPTANCE

The Corporation hereby accepts the above Subscription as of this 22nd day of October, 2004.

Moving Bytes Inc.

Moving Bytes Inc.

_________________________________

_________________________________

Mark M. Smith, President/CFO

J. Erik Mustad, Chief Executive Officer

SCHEDULE “A” TO THE SUBSCRIPTION AGREEMENT

CERTIFICATE OF QUALIFIED INVESTOR

TO:

Moving Bytes Inc., a Canada Business Corporation Act Corporation  (the “Corporation”)

The undersigned (the “Purchaser”) in connection with the acquisition of securities of the Corporation (the “Offering”) pursuant to that certain Subscription Agreement (“Subscription Agreement”) and Note Agreement (the “Note Agreement”), each dated October 15, 2003, hereby makes the representations and warranties set forth in this Schedule A.  The Purchaser understands that the Corporation is relying on this information in determining to offer securities to the undersigned in a manner exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and applicable state securities laws.

1.

The Purchaser understands and agrees that the Note and the Conversion Shares have not been and will not be registered under the 1933 Act, and the Shares are being offered and sold on behalf of the Corporation to the Purchaser in reliance upon an exception from the registration requirements available under Regulation S promulgated under the 1933 Act.  The Purchaser understands that the Corporation has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Shares.

2.

The Purchaser represents, warrants and covenants to the Corporation (and acknowledges that the Corporation is relying thereon) that:

 (a)

it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, and risks of the investment and it is able to bear the economic risk of loss of the investment;

(b)

it is purchasing Note and the Conversion Shares for its own account or for the account of one or more persons for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Conversion Shares in the United States or to U.S. persons; provided, however, that the Purchaser may sell or otherwise dispose of any of the Conversion Shares pursuant to registration thereof pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(c)

it , and if applicable, each person for whose account it is purchasing the Note and the Conversion Shares:

(i)

is not a "U.S. Person,” as such term is defined by Rule 902 of Regulation S under the 1933 Act (the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);

(ii)

was outside the United States at the time of execution and delivery of the Subscription Agreement;

(iii)

no offers to sell the Note or the Conversion Shares were made by any person to the Purchaser while the Purchaser was in the United States;

(iv)

the Note and Conversion Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

(v)

agrees not to engage in hedging transactions with regard to the note or Conversion Shares prior to the expiration of the one-year distribution compliance period set forth in Rule 903(b)(3) of Regulation S under the 1933 Act; and

(vi)

acknowledges and agrees with the Corporation that the Corporation shall refuse to register any transfer of the Note or the Conversion Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act.

(d)

it acknowledges that it has not purchased the Note or the Conversion Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(e)

it agrees that, subject to the Note Agreement, if it decides to offer, sell or otherwise transfer the Note or any of the Conversion Shares, it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

(i)

the sale is to the Corporation; or

(ii)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations; or

(iii)

the sale is made in compliance with the exemption from the registration requirements under the 1933 Act and in accordance with any applicable state securities or “Blue Sky” laws; or

(iv)

the securities are sold in a transaction that does not require registration under the 1933 Act or any applicable U.S. state laws and regulations governing the offer and sale of securities; and

with respect to subparagraphs (iii) and (iv) hereof, it has prior to such sale furnished to the Corporation an opinion of counsel reasonably satisfactory to the Corporation;

(f)

it has had the opportunity to ask questions of and receive answers from the Corporation regarding the investment, and has received all the information regarding the Corporation that it has requested;

(g)

there may be material tax consequences to the Purchaser of an acquisition or disposition of the Note and the Conversion Shares. The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the Purchaser's acquisition or disposition of such securities;

(h)

upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Note and the Conversion Shares will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE CORPORATION.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.”

(i)

it is understood that the Corporation may instruct its transfer agent not to record any transfer of Conversion Shares without first being notified by the Corporation that it is satisfied that such transfer is exempt from or not subject to the registration requirements of the 1933 Act;

(j)

it consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described herein;

(k)

the office of the Purchaser at which the Purchaser received and accepted the offer to purchase the Note and the Conversion Shares is the address listed on the signature page of the Subscription Agreement;

(l)

it acknowledges there may be material tax consequences related to the acquisition or disposition of the Note and the Conversion Shares, and the Corporation gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the Purchaser's acquisition or disposition of such securities; and

(m)

it acknowledges that the representations and warranties and agreements contained in this certificate and the subscription agreement of even date are made by it with the intent that they may be relied upon by the Corporation in determining its eligibility or the eligibility of others on whose behalf it is contracting thereunder to purchase the Note and the Conversion Shares. It agrees that by accepting the Note or the Conversion Shares it shall be representing and warranting that the representations and warranties above are true as at the Closing with the same force and effect as if they had been made by it at the Closing and that they shall survive the purchase by it of the Note and the Conversion Shares and shall continue in full force and effect notwithstanding any subsequent disposition by it of such securities.

3.

The Purchaser agrees and acknowledges that during the period from the date hereof to the completion of the Offering of all of the Note and all of the Conversion Shares under Subscription Agreement, the representations or warranties shall be true and correct in all material respects at and as of  the delivery of funding (the  “Closing Date”), as contemplated in the Note Agreement, as though then made and as though the Closing Date had been substituted for the date of this Schedule A. The Purchaser agrees to promptly notify the Corporation in the event of a material change that affects any representation or warranty set forth in this Schedule A.

The foregoing representations, warranties and covenants are made by the Purchaser with the intent that they be relied upon in determining its suitability as a purchaser of the Note and the Conversion Shares. The Purchaser undertakes to notify the Corporation immediately at Moving Bytes Inc., 4340 Redwood Hwy., Ste. F222, San Rafael, California 94903, of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing.

PAUL EKTVEDT

Innerloop Mobile Communications, A.S.

by:  PAUL EKTVEDT

Director

MORTEN KOPKE)

Innerloop Mobile Communications, A.S.

by:  MORTEN KOPKE

Director

CONFIDENTIAL

EXHIBIT “A” TO THE SUBSCRIPTION AGREEMENT

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL, OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE CORPORATION.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.”

MOVING BYTES INC.

CONVERTIBLE SUBORDINATED PROMISSORY NOTE

SERIES 1

$37,500 USD

San Rafael, California

October 22, 2004 (the “Effective Date”)

Moving Bytes Inc., a Corporation duly incorporated under the Canada Business Corporations Act (the “Corporation”), the principle office of which is located at 4340 Redwood Highway, Suite F222, San Rafael, California 94903 USA, for value received hereby promises to pay to Innerloop Mobile Communications, A.S., a company duly incorporated under the laws of Norway, the principle office of which is located at Martin Linges Vei #17 (iti.t.fornebu inkubatur), 1367 Snaroya, Norway,  or its registered assigns (the “Holder”), the sum of Thirty Seven Thousand Five Hundred US dollars ($37,500 USD), or such amount as shall then equal the outstanding principal  amount hereof and any unpaid accrued interest thereon, as set forth below, shall be due and payable on the earlier to occur of (i) October 22 , 2005, or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined hereinafter). Payment for all amounts due hereunder shall be made by bank check and delivered by courier to the registered address of the Holder. This Note is issued in connection with the transaction described in Section 1 of that certain  Subscription Agreement between the Corporation and the Purchaser described therein, dated as of October 22 , 2004, as the same may from time to time be amended, modified or supplemented (the “Subscription Agreement”). The holder of this Note us subject to certain restrictions set forth in the Subscription Agreement and shall be entitled to certain rights and privileges set forth in the Subscription Agreement. This Note is the Note referred to as the “Note” in the Subscription Agreement.

The following is a statement of the rights of the Holder of this Note and the conditions to which the Note is subject, and to which the Holder hereof, by the acceptance of the Note, agrees:

1.

Definitions. As used in the Note, the following terms, unless the context otherwise requires, have the following meanings:

a.

“Corporation”, includes any corporation that, to the extent permitted by the Note or the Subscription Agreement, shall succeed to or assume the obligations of the Corporation under this Note.

b.

“Holder”, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

2.

Interest. Commencing on June 30, 2005, and on each December 31 and June 30 thereafter until all outstanding principal and interest of the Note shall have been paid or satisfied in full, the Corporation shall pay interest at the rate of Ten percent (10%) per annum (the “Initial Interest Rate”) on the principal of this Note outstanding during the period beginning on the date of the issuance of this Note and ending on the date that the principal amount of this Note becomes due and payable. In the event that the principal of this Note is not paid in full when such amount becomes due and payable, interest at the same rate as the Initial Interest Rate plus five percent (5%) shall continue to occur on the balance of any unpaid principal until such balance is paid.

3.

Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”), the Holder of the Note may, so long as such condition exists, declare the principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Corporation:

a.

Default in the payment of the principal and unpaid accrued interest of this Note when due and payable if such default is not cured by the Corporation within ten (10) days after the Holder has given the Corporation written notice of such default; or

b.

Any breach by the Corporation if any representation, warranty, or covenant in the Note or the Subscription Agreement; provided that, in the event of any such breach, the extent such breach is susceptible to cure, such breach shall not have been cured by the Corporation within Thirty (30) days after the earlier to occur of (i) written notice to the Corporation of such breach, and (ii) the Corporation’s knowledge of such breach; or

c.

The institution by the Corporation of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Corporation , or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Corporation in furtherance of any such action; or

d.

If, within Sixty (60) days after the commencement of an action against the Corporation (and service of process in connection therewith on the Corporation) seeking bankruptcy , insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statue, law or regulation, such action shall not have been resolved  in favor of the Corporation or all orders or proceedings  thereunder affecting the operations of the business of the Corporation stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within Sixty (60) days after the appointment without consent or acquiesce of the Corporation of any trustee, receiver or liquidator of the Corporation or of all or any substantial part of the properties of the Corporation, which appointment shall not have been vacated; or

e.

Any declared default of the Corporation under any Senior Indebtedness (as define dbelwoz0) that gives the holder thereof the right to accelerate such Senior Indebtedness.

4.

Subordination. The Indebtedness evidenced by his Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Corporation’s Senior Indebtedness as hereinafter defined.

4.1 Senior Indebtedness. As used in this Note, the term “Senior Indebtedness” shall mean the principal of and unpaid accrued interest on: (a) all indebtedness of the Corporation to banks, commercial finance lenders, insurance companies, or other financial institutions regularly engaged in the business of lending money, which money is borrowed by the Corporation (whether or not secured), and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

4.2 Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4 to receive cash, securities or other properties otherwise payable or deliverable to Holder of this Note, nothing contained in this Section 4 shall impair, as between the Corporation and the Holder, the obligation of the Corporation, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein by applicable law.

4.3 Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments  or distributions of assets of the Corporation applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, between the Corporation and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Corporation to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Holder would be entitled except for the provision of this Section 4 shall, as between the Corporation and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Corporation to or on account of the Senior Indebtedness.

4.4 Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Corporation or the lender of any Senior Indebtedness in order to implement the foregoing provision of this Section 4.

5.

Prepayment. Prior January 31, 2005. this Note may not be prepaid except with the express written consent of the Holder. Subject to the preceding  sentence, upon twenty (20) days written notice to the Holder, the Corporation may at any time prepay in whole or in part the principal sum, plus accrued interest to the date of the payment, of this Note.

6.

Conversion.

6.1 Voluntary Conversion. The Holder of this Note has the right, at the Holder’s option, at any time from the Effective Date and through January 31, 2005 (the “Conversion Period”), to convert this Note (the “Conversion”), in accordance with the provisions of Section 6.3 hereof, in whole or part, into fully paid and nonassessable common shares of the Corporation (hereinafter referred to as “Shares”). The number of Shares into which this Note may be converted (the “Conversion Shares”) shall be determined by dividing the aggregate principal amount by the Conversion Price (as defined hereinafter) in effect at time of such conversion. The initial Conversion Price shall be equal to $0.0035 USD.

6.2 Maximum Shares Outstanding Prior to Conversion. Prior to the Conversion of the Note or the expiration of the Conversion Period, whichever should occur first, the Corporation shall not have issued and outstanding Shares plus issued and outstanding securities convertible into Shares (including but not limited to, options, warrants and, with the exclusion of this Note, liabilities convertible to Shares) in an amount greater than Thirty Two Million (32,000,000) Shares (the
”Maximum Shares”). In the event that at the time of the Conversion there are more than the Maximum Shares issued and outstanding, the Conversion Price shall be adjusted downward so that the number of Conversion Shares to be issued is in excess of fifty percent (50%) of the then issued and outstanding Shares plus issued and outstanding securities convertible into Shares.

6.3 Conversion Procedure. Before the Holder shall be entitled to convert this Note into Shares , it shall surrender this Note at the office of the Corporation and shall give written notice by express mail or courier, to the Corporation at is principal corporate office, of the election to convert the same pursuant to this Section 6.3. The Corporation shall, as soon as practicable thereafter, at its sole expense, issue and deliver to the Holder a certificate, bearing such legends as are required by the Subscription Agreement and applicable state and federal securities laws in the opinion of counsel for the Corporation, for the number of Shares to which Holder shall be entitled as aforesaid . Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note.

6.4 Mechanics and Effect of Conversion. No fractional Shares shall be issued upon conversion of this Note. In lieu of the Corporation issuing any fractional Shares to the Holder upon the conversion of this Note, the Corporation shall pay to Holder the amount of outstanding principal that is not so converted, by bank check to be delivered by registered mail or courier to the registered address of the Holder. Upon conversion of this Note, the Corporation shall be forever released from all obligations and liabilities under this Note, except that the Corporation shall be obligated to pay the Holder, within Ten (10) days after the date of such conversion, any interest accrued and unpaid to and including the date of such conversion, and no more.

7.

Conversion Price Adjustments.

7.1 Adjustments for Stock Splits and Subdivisions. In the event that the Corporation should at any time or from time to time after the date of the issuance hereof fix a record date for the effectuation of a split or the subdivision of the outstanding Shares of the Corporation or the determination of holders of common stock entitled to receive a dividend or other distribution payable in additional Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly to indirectly, additional Shares (hereinafter referred to as “Common Share Equivalents”) without payment of any consideration by such holder for the additional common shares or the Common Share Equivalents, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price for this Note shall be appropriately decreased to the number of Shares issuable upon conversion of this Note shall be increase in proportion to such increase of outstanding Shares.

7.2 Adjustments for Reverse Stock Splits and Consolidations. If the number of Shares outstanding at any time after the date hereof is decreased by a consolidation of the outstanding Shares, then, following the record date (or the date of such consolidation if no record date is fixed), the Conversion Price for this Note shall be appropriately increased so that the number of Shares issuable on conversion hereof shall be decrease in proportion to such decrease in outstanding Shares.

7.3 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Shares, solely for the purpose of effecting the conversion of the Note, such number of its Shares as shall time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued Shares shall not be sufficient to effect conversion of the entire outstanding principal amount of this Note, in addition to such other remedies as shall be available to the Holder, the Corporation will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase it a authorized but unissued Shares to such number of Shares as shall be sufficient for such purposes.

8.

Board of Directors. Whereas the Board of Directors of the Corporation (the “Board of Directors’) has under certain conditions the power to elect replacement members to the Board of Directors without the approval of the shareholders of the Corporation (the “Shareholders”), the Corporation shall appoint a nominee of the Holder (the “Nominee”) to its Board of Directors under the following conditions:

a. The Nominee meets the Corporations suitability standards, and

i. a current sitting Director of the Board of Directors , who is not a Canadian resident, resigns from the Board of Directors prior to the next meeting of the Shareholders, or

ii. the nominee is a Canadian resident.

b. At the first Shareholder meeting immediately subsequent to the Effective Date, Shareholder approval shall be sought with respect to the appointment of the Nominee to the Board of Directors.

9.

First Right of Refusal . The Corporation hereby grants the Holder the first right of refusal  to purchase all or part of New Securities (as defined in this Section 9) which the Corporation may, from time to time, propose to sell and issue. This first right of refusal shall be subject to the following provisions:

a.

“New Securities” shall mean any capital stock (including common and/or preferred stock) of the Corporation and rights, options and warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term New Securities does not include

i.

this Note and securities issued upon Conversion of this Note, and

ii.

securities issued in connection with:

1.

a private placement to Glenara Associates, Inc., a Panama Corporation (“Glenara), in the amount of $10,000USD whereby Glenara will be issued Two Million (2,000,000) Shares, and

2.

a finders fee arrangement with Paul Ek t vedt, an individual (“Ek t vedt”), whereby Ek t vedt will be issued Two Hundred and Fifty Thousand (250,000) Shares, and

3.

a private placement to J. Erik Mustad, a Director of the Corporation (“Mustad”), in the amount of $20,000USD whereby Mustad will be issued Five Million Seven Hundred Fourteen Thousand Two Hundred Eighty Six (5,714,286) Shares, and

4.

a private placement to Mark Smith, a Director of the Corporation (“Smith”), in the amount of $12,500USD whereby Smith will be issued Three Million Five Hundred Seventy One Thousand Four Hundred Twenty Eight (3,571,428) Shares, and

5.

a private placement to Jim Miller, a Director of the Corporation (“Miller”), in the amount of $5,000USD whereby Miller will be issued One Million Four Hundred Twenty Eight Thousand Five Hundred Seventy Two (1,428,572) Shares, and

6.

an Employment agreement with Smith wherein Smith will be issued Four Million (4,000,000) Shares, and

iii.

securities issued pursuant to the acquisition of another business entity or assets or business segment of any such entity by the Corporation, and

iv.

any borrowings, direct or indirect, from financial institutions or other persons by the Corporation, whether or no presently authorized, including any type of loan or payment evidenced by any type of debt instrument, providing such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Corporation, and

v.

securities issued to employees, consultants, officers or directors of the Corporation pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors of the Corporation, to include the affirmative vote of the Nominee if any such Nominee is then in good standing as a member of the Board of Directors, and

vi.

securities issued to vendors or customers or to other persons in similar commercial situations to the Corporation, if such issuance is approved by the Board of Directors, to include the affirmative vote of the Nominee if any such Nominee is then in good standing as a member of the Board of Directors, and

vii.

securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person, if such issuance is approved by the Board of Directors, to include the affirmative vote of the Nominee if any such Nominee is then in good standing as a member of the Board of Directors, and

viii.

securities issued in connection with corporate partnering transactions on terms approved by the Board of Directors of the Corporation, to include the affirmative vote of the Nominee if any such Nominee is then in good standing as a member of the Board of Directors, and

ix.

securities issued in a public offering pursuant to registration under the 1933 Act, and

x.

securities issued in connection with any stock split, stock dividend, or recapitalization of the Corporation, and

xi.

any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsection (i) through (x).

b.

In the Event that the Corporation proposes to undertake an issuance of New Securities, it shall give Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Corporation proposes to issue the same (the “Notice”). Holder shall have Ten (10) days after the Notice is delivered by courier ( the “Notice Delivery Date”) to agree to purchase all or part of the New Securities for the price and upon the terms specified in the notice by giving written notice by courier to the Corporation and stating therein the quantity of New Securities to be purchased. Holder shall have Twenty (20) days from the Notice Delivery Date (the “Subscription Date”) to complete the Corporation’s subscription documents and to pay the subscription price for the New Securities by bank wire transfer to the Corporation’s bank account as follows (or to such other bank account as the Corporation may so designate in the Notice):

Wells Fargo Bank

ABA# 121000248

To the Credit of MOVING BYTES INC.

Account # 1659298119

c.

In the event that Holder fails to exercise fully the first right of refusal by the Subscription Date, the Corporation shall have Ninety (90) days from the Subscription Date to sell or enter into  agreement(s) to sell (agreements pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within One Hundred Twenty (120) days from the Subscription Date) New Securities, in an amount respecting the extent to which Holder’s right of first refusal option as set forth in this Section 9 was not exercised, and at a price and upon terms no more favorable to the purchasers thereof than specified in the Notice. In the event that the Corporation has not sold within Ninety (90) days from the Subscription Date, or entered into an agreement to sell Securities in accordance with the foregoing which agreement has closed within One Hundred (120) days from the Subscription Date, the Corporation shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in Section 9(b) above.

d.

The right of first refusal granted under this Note shall expire upon the first occurrence of one of the following:

i.

the Corporation’s making of a registration for the public offering of its common stock pursuant to the 1933 Act, or

ii

the second occurrence of an offering of New Securities in which each offering has closed with minimum gross proceeds of Two Hundred Thousand US dollars ($200,000USD) to include any gross proceeds received from Holder under section 9(b) above, or

iii

October 2 2 , 2005.

10 .. Assignment. Subject to the restrictions on transfer described in Section 11 below, the rights and obligations of the Corporation and the Holder shall be binding upon and benefit the successor, assigns, heirs ands administrators and transferees of the parties.

1 1 .. Waiver and Amendment. No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties hereto.  No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

1 2 .. Transfer of This Note or Securities Issuable on Conversion Hereof. Holder may not offer, sell or otherwise dispose of this Note or the Conversion Shares without the express written permission of the Corporation. With respect to any offer, sale or other disposition this Note or the Conversion Shares, the Holder will give written notice to the Corporation prior thereto, describing briefly there manner thereof, together with a written opinion of such Holder’s counsel , to the effect that such offer, sale or other distribution may be affected without registration or qualification (under any federal or state law then in effect). Promptly upon receipt of such written notice and reasonably satisfactory opinion, if so requested, the Corporation shall notify Holder whether Holder may or may not sell or otherwise dispose of the Note or the Conversion Shares, all in accordance with the terms of the notice delivered to the Corporation and of the Subscription Agreement. The Note or the certificate representing the Conversion Shares thus transferred shall bear a legend as to applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended, unless in the opinion of counsel of the Corporation  such legend is not required. The Corporation may issue stop transfer instructions to its transfer agent in connection with such restrictions.

1 3 .. Notices. Except as otherwise expressly set forth herein, a ny notice, request  or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt by telephone or if mailed be registered or certified mail or by courier, to the respective the addresses of the parties as set for the herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, faxed or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered.

14. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of stockholders for the election of directors of the Corporation or any other matters or any rights whatsoever as a stockholder of the Corporation; and no dividends or interest shall be payable or accrued in respect of the Conversion Shares obtainable hereunder until, and to the extent that, this Note shall have been converted.

15. Board Approval of Corporation. The Corporation represents that this Note has been approved by its board of directors.

16. Costs. Each party shall be responsible for its own costs with respect to the preparation, delivery and enforcement of this Agreement.

17. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state and local tax authorities.

1 8 .. Governing Law. The contract arising out of the acceptance of this subscription by the Corporation shall be construed, enforced, and administered in accordance with the laws of British Columbia, Canada, under the jurisdiction of the British Columbia, Canada, without giving effect to any provision thereof that would compel the application of the substantive laws of any other jurisdiction and without regard to the conflicts of law provisions. This Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof. Time shall be of the essence hereof.

1 9 ..

Headings; References. All headings used herein are for convenience only and shall not be used to construe or interpret this Note. Except as where otherwise indicated, all reference here to Sections refer to Sections hereof.

IN WITNESS WHEREOF this agreement has been executed as of the day and year first above written.

Innerloop Mobile Communications, A.S.

____________________________

PAUL EKTVEDT

Director

____________________________

MORTEN KOPKE

Director

Moving Bytes Inc.

____________________________

Mark M. Smith

President

Moving Bytes Inc.

____________________________

J. Erik Mustad

Chief Executive Officer

Mark M. Smith/J. Erik Mustad:

______________   _______________

Innerloop 1/ Innerloop 2:

______________   ________________